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                                                                     Exhibit 12

                          THE TORO COMPANY AND SUBSIDIARIES
                  Computation of Ratio of Earnings to Fixed Charges
                    (Not Covered by Independent Auditors' Report)



                                                                       3 MONTHS
                                              YEAR ENDED                 ENDED                         YEAR ENDED
                                      --------------------------------------------------------------------------------------------
                                        10/31/97       10/31/96        10/31/95          7/31/95         7/31/94         7/31/93
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
Earnings before income taxes          $60,344,000   $ 60,180,000      $6,606,0000     $61,112,000    $37,050,000     $21,355,000
Plus:  Fixed charges (1)               23,186,000     16,728,000        3,266,000      14,892,000     15,989,000      19,142,000
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Earnings available to cover
fixed charges                         $83,530,000    $76,908,000       $9,872,000     $76,004,000    $53,039,000     $40,497,000
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Ratio of earnings to fixed
charges                                      3.53           4.60             3.02           5.10            3.32            2.12
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Interest Expense                      $20,400,000    $13,590,000       $2,532,000    $11,902,000     $13,562,000     $17,150,000
Rentals (Interest factor)               3,286,000      3,138,000          734,000      2,990,000       2,427,000       1,992,000
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  Total fixed charges                 $23,686,000    $16,728,000       $3,266,000    $14,892,000     $15,989,000     $19,142,000
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

(1) Fixed charges consist of those above. In 1997, $500,000 of capitalized interest was excluded.


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